EXHIBIT 15
                                                ----------
November 5, 1998



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Dear Ladies and Gentlemen:

We are aware that the September 30, 1998 Quarterly Report on Form 10-Q of AlliedSignal Inc. which includes our report dated November 4, 1998 (issued pursuant to the provisions of Statement on Auditing Standard No. 71) will be incorporated by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements, on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-60261, 33-
62963, 33-64295,  333-14673, 333-57509, 333-57515, 333-57517
and 333-57519), on Forms S-3 (Nos. 33-13211, 33-14071, 33-
55425, 33-64245, 333-22355, 333-44523, 333-45555 and 333-
49455) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01). We are also aware of our responsibilities under the Securities Act of 1933.



Very truly yours,









PricewaterhouseCoopers LLP


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